(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated February 28, 2025, and each included in this Post-Effective Amendment No. 229 on the Registration Statement (Form N-1A, File No. 033-56094) of Voya Mutual Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 23, 2024, with respect to Voya Global Bond Fund, Voya Global High Dividend Low Volatility Fund, Voya Multi- Manager International Small Cap Fund, Voya Multi-Manager Emerging Markets Equity Fund, Voya Multi-Manager International Small Cap Fund, (the “Funds”) (five of the funds constituting Voya Mutual Funds) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 26, 2025